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Exhibit 15.1

December 1, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated November 10, 2006, except for Note 15, as to which the date is November 22, 2006, on our review of interim financial information of The Hertz Corporation and its subsidiaries (the "Company") for the nine month periods ended September 30, 2006 and September 30, 2005 is included in the Company's Registration Statement on Form S-4 filed December 1, 2006.

Very truly yours,

PricewaterhouseCoopers LLP

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  Exhibit 15.1